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                                                                     EXHIBIT 3
                         CASCADE DIRECTOR AND OFFICER

                            STOCK VOTING AGREEMENT

  THIS CASCADE DIRECTOR AND OFFICER STOCK VOTING AGREEMENT ("Agreement" or "Cascade Stock Voting Agreement") is made and entered into as of March , 1997 by and between Ascend Communications, Inc., a Delaware corporation ("Ascend"), and the undersigned director or officer (the "Holder") of Cascade
Communications Corp., a Delaware corporation ("Cascade").

                                   Recitals

  Ascend, Catskill Merger Corporation, a Delaware corporation and a wholly-owned subsidiary of Ascend ("Sub"), and Cascade have entered into an Agreement and Plan of Reorganization, dated as of March 30, 1997 (the "Merger Agreement") providing for the merger of Sub with and into Cascade (the "Merger"). As a result of the Merger, which is intended to qualify as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended, and to be accounted for as a pooling of interests, Cascade will become a wholly-owned subsidiary of Ascend and stockholders of Cascade will become stockholders of Ascend. Holder is the holder of record and the beneficial owner (as defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the "Exchange Act")) of the number of shares of the capital stock of Cascade indicated on the signature page of this Cascade Stock Voting Agreement (the "Shares"). As a condition to its execution and delivery of the Merger Agreement, Ascend has requested that Holder agree, and in consideration, and to induce the execution and delivery, of the Merger Agreement by Ascend, Holder is willing to agree to vote all shares of Cascade capital stock owned by Holder so as to facilitate consummation of the Merger, as more fully described below.

  NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

                                   Agreement

  Section 1 Agreement to Vote Shares. At every meeting of the Cascade stockholders called with respect to any of the following, and at any adjournment thereof, and with respect to every action or approval by written consent of Cascade stockholders solicited with respect to any of the following, Holder shall vote the Shares and any shares of Cascade capital stock that Holder purchases or otherwise acquires beneficial ownership of after the date of this Cascade Stock Voting Agreement and prior to the expiration or termination of this Cascade Stock Voting Agreement ("New Shares"):

    (a) in favor of adoption of the Merger Agreement, as the same may be amended from time to time, and approval of the Merger and any proposal or action which would, or could reasonably be expected to, facilitate the Merger;

    (b) against approval of any proposal made in opposition to or competition with consummation of the Merger and the Merger Agreement; and

    (c) against any merger, consolidation or other business combination of Cascade with, sale of assets or stock of Cascade to, or reorganization or recapitalization involving Cascade with, any party other than Ascend or an affiliate of Ascend as contemplated by the Merger Agreement (any event described in clauses (b) or (c) hereinafter referred to as an "Opposing Proposal").

  Holder, as the holder of voting stock of Cascade, shall be present, in person or by proxy, at all meetings of stockholders of Cascade so that all Shares and New Shares are counted for the purposes of determining the presence of a quorum at such meetings. This Cascade Stock Voting Agreement is intended to bind Holder only

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with respect to the specific matters set forth herein and solely in his or her capacity as a stockholder, and shall not prohibit, limit or restrict in any manner Holder from acting in Holder's capacity as an officer or director of Cascade or exercising or observing Holder's fiduciary duties and responsibilities as an officer or director of Cascade.

  Section 2 Irrevocable Proxy. Concurrently with the execution of this Cascade Stock Voting Agreement, Holder agrees to deliver to Ascend a proxy in the form attached hereto as Annex A (the "Proxy"), which shall be irrevocable to the extent provided therein; provided, however, that the Proxy shall be revoked upon expiration or termination of this Cascade Stock Voting Agreement in accordance with its terms.

  Section 3 Representations, Warranties and Covenants of Holder. Holder hereby represents, warrants and covenants to Ascend as follows:

    (a) Ownership of Shares. Holder (i) as of the date of this Agreement, is the holder of record and beneficial owner of the Shares free and clear of any liens, claims, options, charges or other encumbrances that would interfere with the voting of the Shares or the granting of any proxy with respect thereto, (ii) as of the date of this Agreement, does not beneficially own any shares of capital stock of Cascade other than the Shares (except to the extent that Holder currently disclaims beneficial ownership in accordance with applicable law) and (iii) has full power and authority to make, enter into, deliver and carry out the terms of this Cascade Stock Voting Agreement and the Proxy.

    (b) No Voting Trusts and Agreements. Between the date of this Agreement and the expiration or termination of this Agreement, Holder will not, and will not permit any entity under Holder's control to, deposit any shares of Cascade capital stock held by Holder or such entity in a voting trust or subject any shares of Cascade capital stock held by such Holder or such entity to any arrangement or agreement with respect to the voting of such shares of capital stock, other than agreements entered into with Ascend.

    (c) Validity; No Conflict. This Cascade Stock Voting Agreement constitutes the legal, valid and binding obligation of Holder. Neither the execution of this Cascade Stock Voting Agreement by Holder nor the consummation of the transactions contemplated herein will violate or result in a breach of (i) any provision of any trust, charter, partnership agreement or other charter document applicable to Holder, (ii) any agreement to which Holder is a party or by which Holder is bound, (iii) any decree, judgment or order to which Holder is subject, or (iv) any law or regulation now in effect applicable to Holder.

    (d) No Proxy Solicitations. Except as required by law, including without limitation actions which the Holder determines in reasonable good faith are required pursuant to Holder's fiduciary duties as an officer or director of Cascade and as otherwise contemplated by the last sentence of Section 1, between the date of this Agreement and the expiration or termination of this Cascade Stock Voting Agreement, Holder will not, and will not permit any entity under Holder's control, to (i) solicit proxies or become a "participant" in a "solicitation" (as such terms are defined in Rule 14A under the Exchange Act) with respect to an Opposing Proposal or assist any party in taking or planning any action which would compete with, restrain or otherwise serve to interfere with or inhibit the timely consummation of the Merger in accordance with the terms of the Merger Agreement, (ii) initiate a stockholders' vote or action by written consent of Cascade stockholders without a meeting with respect to an Opposing Proposal or
  (iii) become a member of a "group" (as such term is used in Section 13(d) of the Exchange Act) with respect to any voting securities of Cascade with respect to an Opposing Proposal.

  Section 4 Representations, Warranties and Covenants of Ascend. Ascend represents, warrants and covenants to Holder as follows:

    (a) Due Authorization. This Cascade Stock Voting Agreement has been authorized by all necessary corporate action on the part of Ascend and has been duly executed by a duly authorized officer of Ascend.

    (b) Validity; No Conflict. This Cascade Stock Voting Agreement constitutes the legal, valid and binding obligation of Ascend. Neither the execution of this Cascade Stock Voting Agreement by Ascend nor the consummation of the transactions contemplated herein will violate or result in a breach of (i) any

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  agreement to which Ascend is a party or by which Ascend is bound, (ii) any decree, judgment or order to which Ascend is subject, or (iii) any law or regulation now in effect applicable to Ascend.

  Section 5 Additional Documents. Holder and Ascend hereby covenant and agree to execute and deliver any additional documents necessary or desirable, in the reasonable opinion of Ascend's legal counsel or Holder, as the case may be, to carry out the intent of this Cascade Stock Voting Agreement.

  Section 6 Consent and Waiver. Holder hereby gives any consent or waiver reasonably required for the performance of Holder's obligations hereunder solely in such Holder's capacity as a stockholder of Cascade.

  Section 7 Termination. Notwithstanding any other provision contained herein, this Cascade Stock Voting Agreement and the Proxy, and all obligations of Holder hereunder and thereunder, shall terminate upon the earlier of the Effective Time (as defined in the Merger Agreement) or the expiration or termination of the Merger Agreement.

  Section 8 Miscellaneous.

    (a) Severability. If any term, provision, covenant or restriction of this Cascade Stock Voting Agreement or the Proxy (i) is held by a court of competent jurisdiction to be invalid, void or unenforceable for any reason, or (ii) would preclude the Merger from qualifying as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended, or prevent Ascend or Cascade from accounting for the business combination contemplated by the Merger Agreement as a pooling of interests, such term, provision, covenant or restriction shall be modified or voided, as may be necessary to achieve the intent of the parties to the extent possible, and the remainder of the terms, provisions, covenants and restrictions of this Cascade Stock Voting Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

    (b) Binding Effect and Assignment. This Cascade Stock Voting Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns, but, except as otherwise specifically provided herein, neither this Cascade Stock Voting Agreement nor any of the rights, interests or obligations of the parties hereto may be assigned by either of the parties hereto without the prior written consent of the other, and any attempted assignment thereof without such consent shall be null and void.

    (c) Amendments and Modifications. This Cascade Stock Voting Agreement may not be modified, amended, altered or supplemented except upon the execution and delivery of a written agreement executed by the parties hereto.

    (d) Specific Performance; Injunctive Relief. The parties hereto acknowledge that Ascend will be irreparably harmed by a breach of any of the covenants or agreements of Holder set forth herein and that there will be no adequate remedy at law for such a breach. Therefore, it is agreed that, in addition to any other remedies which may be available to Ascend upon such breach, Ascend shall have the right to enforce such covenants and agreements by specific performance, injunctive relief or by any other means available to it at law or in equity.

    (e) Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and sufficient if delivered in person, by commercial overnight courier service, by confirmed telecopy, or sent by mail (registered or certified mail, postage prepaid, return receipt requested), to the respective parties as follows:

     If to Ascend:  Ascend
                    One Ascend Plaza
                    1701 Harbor Bay Parkway
                    Alameda, CA 94502
                    (510) 747-2616
                    Attention: Chief Financial Officer


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     If to Holder:To the address for notice set forth on the last page hereof.

     With a copy to: Cascade
                     5 Carlisle Road
                     Westford, MA 01886
                     (508) 692-9214
                     Attention: Chief Financial Officer

     and to:         Gray Cary Ware & Freidenrich
                     A Professional Corporation
                     400 Hamilton Avenue
                     Palo Alto, CA 94301
                     Fax Number: 415-327-3699
                     Attention: Gregory M. Gallo, Esq.
                     & Rod J. Howard, Esq.

     and to:         Testa, Hurwitz & Thibeault, LLP
                     High Street Tower
                     125 High Street
                     Boston, MA 02110
                     Fax Number: 617-248-7100
                     Attention: John A. Meltaus, Esq. &
                     Debra A. Buxbaum, Esq.

  or to such other address as either party may have furnished to the other in writing in accordance herewith, except that notices of change of address shall only be effective upon receipt.

    (f) Governing Law. This Cascade Stock Voting Agreement shall be governed by, construed and enforced in accordance with the laws of the State of Delaware, without giving effect to principles of conflicts of law. Each party hereto irrevocably and unconditionally consents and submits to the jurisdiction of the courts of the State of Delaware and of the United States of America located in the State of Delaware for any actions, suits or proceedings arising out of or relating to this agreement and the transactions contemplated hereby.

    (g) Entire Agreement. This Cascade Stock Voting Agreement contains the entire understanding of the parties with respect to the subject matter hereof, and supersedes all prior negotiations and understandings between the parties with respect to such subject matter.

    (h) Counterparts. This Cascade Stock Voting Agreement may be executed in one or more counterparts, each of which shall be an original, but all of which together shall constitute one and the same instrument.

    (i) Effect of Headings. The section headings contained herein are for convenience only and shall not affect the construction or interpretation of this Cascade Stock Voting Agreement.

                 [Remainder of Page Intentionally Left Blank]

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  IN WITNESS WHEREOF, the parties have caused this Cascade Stock Voting
Agreement to be duly executed on the day and year first above written.

                                          Ascend Communications, Inc.

                                          By: _________________________________

                                          Its: ________________________________

                                          Holder

                                          By: _________________________________

                                          Holder's Address for Notice:

                                          _____________________________________

                                          _____________________________________

                                          _____________________________________

                                          Number of Shares owned beneficially:

                                          _____________________________________

                                          Number of Shares owned of record
                                           (ifdifferent from above):

                                          _____________________________________

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                                    ANNEX A

                               IRREVOCABLE PROXY

  The undersigned stockholder of Cascade Corp., a Delaware corporation ("Cascade"), hereby irrevocably appoints and constitutes the members of the Board of Directors of Ascend, Inc., a Delaware corporation ("Ascend"), and each of them (the "Proxyholders"), the agents and proxies of the undersigned, with full power of substitution and resubstitution, to the full extent of the undersigned's rights with respect to the shares of capital stock of Cascade beneficially owned by the undersigned, and any and all other shares or securities issued or issuable in respect thereof, or which the undersigned otherwise acquires, on or after the date hereof and prior to the date this proxy terminates (collectively, the "Shares"), to vote the Shares as follows:

    The agents and proxies named above are empowered at any time prior to the expiration or termination of this proxy to exercise all voting rights (including, without limitation, the power to execute and deliver written consents with respect to the Shares) of the undersigned at every special or adjourned meeting of Cascade stockholders (but not at any annual meeting of Cascade stockholders), and in every written consent in lieu of such a meeting, or otherwise,

    (a) in favor of (i) adoption of the Agreement and Plan of Reorganization by and among Ascend, Catskill Merger Corporation ("Sub"), and Cascade, dated as of March 30, 1997, as the same may be amended from time to time (the "Merger Agreement"), and (ii) approval of the merger of Sub with and into Cascade as contemplated by the Merger Agreement (the "Merger") and any proposal or action which would, or could reasonably be expected to, facilitate the Merger;

    (b) against approval of any proposal made in opposition to or competition with consummation of the Merger and the Merger Agreement;

    (c) against any merger, consolidation or other business combination of Cascade with, sale of assets or stock of Cascade to, or reorganization or recapitalization involving Cascade with, any party other than Ascend or an affiliate of Ascend as contemplated by the Merger Agreement.

  The Proxyholders may not exercise this proxy with respect to any other matter. The undersigned may vote the Shares on all such other matters in person or by proxy.

  The proxy granted by the undersigned to the Proxyholders hereby is granted as of the date of this Irrevocable Proxy in order to secure the obligations of the undersigned set forth in Section 1 of the Cascade Director and Officer Stock Voting Agreement between the undersigned and Ascend, and is irrevocable and coupled with an interest in such obligations and in the shares of capital stock of Cascade to be exchanged pursuant the Merger Agreement. This proxy will expire or terminate upon the expiration or termination of such Cascade Director and Officer Stock Voting Agreement in accordance with its terms.

  Upon the execution hereof, all prior proxies given by the undersigned with respect to the Shares are hereby revoked, and no subsequent proxies will be given with respect to the Shares until such time as this proxy shall be terminated in accordance with its terms, other than any proxy given or to be given by the undersigned with respect to the 1997 Annual Meeting of Cascade stockholders.

  Any obligation of the undersigned hereunder shall be binding upon the successors and assigns of the undersigned. The undersigned authorizes the Proxyholders to file this proxy and any substitution or revocation of substitution with the Secretary of Cascade and with any Inspector of Elections at any special meeting of the stockholders of Cascade.

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  This proxy is irrevocable and shall survive the insolvency, incapacity, death or liquidation of the undersigned.

Dated: March , 1997.

  Name of Holder: ____________________________________

  Signature of Holder: _______________________________

  Shares beneficially owned by Holder: _______________

  Shares owned of record by Holder: __________________